EXHIBIT 3.2

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Filing Acknowledgement
May 6, 2008

Job Number	Corporation Number
C20080506-1403	C15145-1993

Filing Description	Document Filing Number	Date/Time of Filing
Correction	20080314847-67	May 6, 2008 11:50:05 AM

Corporation Name	Resident Agent
SKYE INTERNATIONAL, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

/s/ Ross Miller
ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

	Filed in the office of	Document Number
	/s/ Ross Miller	20080314847-67
	Ross Miller	Filing Date and Time
	Secretary of State	05/06/2008 11:50 AM
	State of Nevada	Entity Number
Certificate of Correction		C15145-1993
(PURSUANT TO NRS CHAPTERS 78,
78A, 80, 81, 82, 84, 86, 87, 87A, 88,
88A, 89 AND 92A

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1.	The name of the entity for which correction is being made: SKYE INTERNATIONAL, INC.

2.	Description of the original document for which correction is being made: Certificate of Change Pursuant to NRS 78.209

3.	Filing date of the original document for which correction Is being made: 04/23/2008

4.	Description of the inaccuracy or defect: Effective date listed is 5/4/08.

5.	Correction of the inaccuracy or defect. Effective date: 5/16/08

6.	Signature

/s/ Thaddeus Marek	Secretary and Treasurer	5/06/2008
Authorized Signature	Title	Date

* If entity is a Corporation, it must be signed by an Officer if stock has been issed, OR an incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner, a Limibted-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by the appropriate fees.	Nevada Secretary of State Correction 2007 Revised on 10/22/07